Exhibit 10.8.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 dated March 6, 2006 (“Amendment No. 1”), to the EMPLOYMENT AGREEMENT dated August 25, 2004 by and between MDC PARTNERS INC., a corporation existing under the laws of Canada (the “Company”), and STEVEN BERNS (the “Executive”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide for amended terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                       Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

2.                                       Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:  “Title. Effective as of November 3, 2005, and for the remainder of the Term, the Executive shall have the position of President and Chief Financial Officer of the Company.”

3.                                       Section 4(a) of the Employment Agreement is hereby amended by deleting the reference to “an annualized base salary of $475,000” therein, and replacing it with “effective January 1, 2006, an annualized base salary of $550,000.”

4.                                       Section 4(d) of the Employment Agreement is hereby amended by deleting the reference to “an annual discretionary cash bonus in an amount up to 100%” therein, and replacing it with “an annual discretionary cash bonus in an amount up to 150%.”

5.                                       As used herein and in the Employment Agreement, the term “Agreement” shall mean the Employment Agreement, as from time to time amended (including, without limitation, this Amendment No. 1).

6.                                       Except as set forth above, the Employment Agreement, as amended herein, shall remain in full force and force without further modification. This Amendment No. 1 may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement, on the day and year first above written.

MDC PARTNERS INC.

By:
Name:
Title:

Steven Berns